UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2022

MAGNACHIP SEMICONDUCTOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34791	83-0406195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o MagnaChip Semiconductor S.A. 1, Allée Scheffer, L-2520 Luxembourg, Grand Duchy of Luxembourg (Address of Principal Executive Offices)

Not Applicable

(Zip Code)

(352) 45-62-62

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, on March 25, 2021, Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”) formed by an affiliate of Wise Road Capital LTD (“Wise Road”), and Michigan Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”), providing for, among other things and subject to the terms and conditions thereof, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The closing of the Merger was subject to certain conditions, including clearance by the Committee on Foreign Investment in the United States (“CFIUS”) under the Defense Production Act of 1950, as amended. As previously disclosed, the Company and Parent were advised that CFIUS clearance of the Merger will not be forthcoming and received permission from CFIUS to withdraw their joint filing. In connection therewith, the Company, Parent and Wise Road entered into a Termination and Settlement Agreement, dated December 13, 2021 (the “Termination Agreement”), which was attached as Exhibit 10.1 in the Registrant’s Current Report on Form 8-K, dated December 13, 2021, pursuant to which Parent agreed to pay $70.2 million (the “Termination Fee”) to the Company on the terms specified in the Termination Agreement in satisfaction of Parent’s obligation to pay a termination fee in connection with the termination of the Merger Agreement.

The Merger Agreement was previously terminated on December 20, 2021 pursuant to the Termination Agreement following the Company’s receipt of a portion of the Termination Fee equal to $51 million from Parent and the issuance of a new standby letter of credit, which secured a deferred portion of the Termination Fee equal to $19.2 million from Parent due on or before March 31, 2022. In connection therewith, the Company, Parent and Wise Road entered into a First Amendment to the Termination Agreement, dated April 4, 2022 (the “Amendment to Termination Agreement”), pursuant to which Parent agreed to pay the Company $19.2 million, of which a portion of the Termination Fee, equal to $14.4 million, has been paid by Parent on April 4, 2022 and payment of the remaining portion of the Termination Fee, equal to $4.8 million (which amount is secured by a new standby letter of credit, dated April 4, 2022), will be paid by Parent on or before June 30, 2022. As of April 4, 2022, $65.4 million of the Termination Fee has been paid by Parent.

The foregoing description of the Amendment to Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K in incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On April 4, 2022, the Company, Parent and Wise Road entered into the Amendment to the Termination Agreement at the request of Parent and Wise Road.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 is furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description

10.1	First Amendment to Termination and Settlement Agreement, dated as of April 4, 2022, by and between Magnachip Semiconductor Corporation, South Dearborn Limited and Wise Road Capital LTD.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2022

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore Kim
Name:	Theodore Kim
Title:	Chief Compliance Officer, General Counsel and Secretary